EXHIBIT 99.1

FOR RELEASE — Thursday, November 2, 2006 at 7:30 a.m. ET

Entegris Reports Results for Fiscal Third Quarter of 2006

CHASKA (Minneapolis), Minn., November 2, 2006 – Entegris, Inc. (Nasdaq: ENTG), a global leader in materials integrity management, today reported its financial results for the fiscal third quarter ended September 30, 2006. Sales from continuing operations were $171.3 million, versus sales of $121.3 million for the comparable three-month period a year ago and $180.7 million for the quarter ended July 1, 2006.

Third-quarter GAAP net income was $17.8 million, or $0.13 per diluted share. This result includes total pretax stock-based compensation of $3.4 million, or $0.02 per diluted share after tax, of which $1.1 million was for integration-related stock-based compensation.

On a non-GAAP basis, third-quarter net income from continuing operations was $21.9 million, or $0.16 per fully diluted share. The non-GAAP result is adjusted for merger-related and other restructuring charges. These pretax adjustments include restructuring charges of $0.3 million, integration expense of $0.9 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of $1.1 million. A reconciliation of GAAP to non-GAAP results is provided elsewhere in this release.

For the nine months ended September 30, 2006, sales from continuing operations were $509.6 million and GAAP net income was $47.4 million, or $0.34 per fully diluted share. On a non-GAAP basis, net income from continuing operations for the first nine months of the year was $64.9 million, or $0.46 per fully diluted share.

“Sales for the third quarter remained at healthy levels, despite signs of softening in the semiconductor industry. Unit-driven sales, which were 61 percent of total sales, were about even with the June quarter, reflecting continuing demand for our liquid filtration products used for advanced semiconductor applications, as well as for our wafer and disk shippers,” said Gideon Argov, president and chief executive officer of Entegris. “Capital-driven sales, which were 39 percent of total sales, declined as expected from a particularly strong second quarter, which had been boosted by higher-than-average sales levels of our liquid systems. Sales of our gas microcontamination control products, which are increasingly being used in leading-edge lithography applications, reached an all-time high for the sixth consecutive quarter.”

Argov added: “We achieved an operating margin on an adjusted basis of 16.7 percent, but our success in controlling our operating costs and the benefits from the full realization of merger-related cost synergies were partially offset by a lower-than-expected gross margin, caused primarily by isolated manufacturing inefficiencies at a North American facility as well as by lower production levels.

“Our strong balance sheet and cash flow allow us to pursue key growth initiatives in our core markets as well as to repurchase our shares,” Argov said. The Company ended the quarter with cash, cash equivalents, and short-term investments of $228.5 million, which reflects the execution in September 2006 of a $100 million accelerated stock buyback program that is part of the Company’s $150 million stock buyback authorization announced in August 2006.

Third-quarter EBITDA (earnings before interest, taxes, depreciation, and amortization) was $35.5 million, reflecting non-GAAP operating income of $28.5 million, depreciation of approximately $5.9 million, and non-merger-related amortization of approximately $1.1 million.

Outlook

For its fourth fiscal quarter ending December 31, 2006, the Company currently expects sales of approximately $155 million to $163 million. GAAP net income per diluted share is expected to range from $0.09 to $0.12. Non-GAAP net income is expected to range from approximately $15 million to $19 million, reflecting pretax adjustments for integration and restructuring charges of approximately $1.0 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of approximately $0.9 million. Non-GAAP net income per diluted share is expected to range from $0.11 to $0.14.

Third-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its third-quarter results on Thursday, November 2, 2006, at 10:00 a.m. Eastern Time. Participants should dial 1-800-811-0667 (domestic callers) or 1-913-981-4901 (for callers outside the U.S.); all callers should use passcode 5377248. A replay of the call can be accessed at 1-719-457-0820 using the same passcode. The call will also be webcast on the investor relations portion of the Entegris website at www.entegris.com.

EBITDA AND NON-GAAP DISCUSSION

The financial results discussed in this release include references to a non-GAAP measure called “EBITDA,” which is defined as earnings before interest, taxes, depreciation, and amortization. We believe this measure provides relevant and useful information to our investors since it provides a meaningful view of the Company’s ongoing operating results and as such is one of the measures used by management to assess the Company’s financial results and cash flow. We intend to continue to use this measure in the future, particularly since we expect the active exploration and selective pursuit of mergers and acquisitions to continue to be a key part of our growth and value-creation strategy. EBITDA should be considered in conjunction with, not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. EBITDA, as we have defined it, may not be comparable to similarly named measures reported by other companies.

In addition to disclosing results that are determined in accordance with generally accepted accounting principles in the U.S. (GAAP), the Company also discloses non-GAAP results of operations that exclude certain expenses and charges. These non-GAAP results are provided as a complement to results provided in accordance with GAAP in order to provide investors with relevant and useful information about the Company’s ongoing operations. As such, non-GAAP information primarily excludes expenses and charges resulting from purchase accounting and integration activities associated with the Company’s August 2005 merger with Mykrolis Corporation. Earnings guidance for the quarter ending December 31, 2006 is disclosed on both a GAAP and a non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements which are modified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, future operating results of Entegris, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including the discussion described under the headings “Risks Relating to our Business and Industry,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 7 of our Annual Report on Form 10–K for the fiscal year ended August 27, 2005. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

ABOUT ENTEGRIS

Entegris is the global leader in materials integrity management, delivering a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in semiconductor and other high tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Entegris, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005
Net sales	$171,262	$121,264	$509,625	$295,690
Cost of sales(a)	95,000	83,903	273,296	186,398

Gross profit	76,262	37,361	236,329	109,292
Selling, general and administrative expenses(b)	43,672	50,652	147,717	98,288
Engineering, research and development expenses	9,840	8,045	29,235	16,476

Operating income (loss)	22,750	(21,336)	59,377	(5,472)
Interest income, net	2,846	1,244	6,765	2,490
Other income (loss), net	702	(926)	2,296	1,984

Income (loss) before income taxes	26,298	(21,018)	68,438	(998)
Income tax expense (benefit)	8,468	(9,122)	22,585	(3,501)
Equity in net (earnings) loss of affiliates	(93)	49	(288)	219

Income (loss) from continuing operations	17,923	(11,945)	46,141	2,284
(Loss) income from discontinued operations, net of taxes	(102)	(6,100)	1,226	(7,591)

Net income (loss)	$17,821	$(18,045)	$47,367	$(5,307)

Basic income (loss) per common share:
Continuing operations:	$0.13	$(0.11)	$0.34	$0.03
Discontinued operations	—	(0.05)	0.01	(0.09)

Net income (loss) per common share	$0.13	$(0.16)	$0.35	$(0.06)

Diluted income (loss) per common share:
Continuing operations:	$0.13	$(0.11)	$0.33	$0.03
Discontinued operations	—	(0.05)	0.01	(0.09)

Net income (loss) per common share	$0.13	$(0.16)	$0.34	$(0.06)

Weighted average shares outstanding:
Basic	135,538	111,542	136,624	86,170
Diluted	138,921	111,542	139,981	86,170

a)	Cost of sales for the three months ended September 30, 2006 include $0.1 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense. Cost of sales for the nine months ended September 30, 2006 include $2.9 million for merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense and a $0.7 million gain on the sale of a facility.
b)	Selling, general and administrative expenses for the three months and nine months ended September 30, 2006 include $5.7 million and $25.8 million, respectively, of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Three Months Ended September 30, 2006

(In thousands, except per share data)

(Unaudited)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$171,262	$—	$171,262
Cost of sales(a)	95,000	(51)	94,949

Gross profit	76,262	51	76,313
Selling, general and administrative expenses(b)	43,672	(5,720)	37,952
Engineering, research and development expenses	9,840	—	9,840

Operating income	22,750	5,771	28,521
Interest income, net	2,846	—	2,846
Other income, net	702	—	702

Income before income taxes	26,298	5,771	32,069
Income tax expense	8,468	1,794	10,262
Equity in net earnings of affiliates	(93)	—	(93)

Income from continuing operations	17,923	3,977	21,900
Loss from discontinued operations, net of taxes	(102)	—	(102)

Net income	$17,821	$3,977	$21,798

Basic income per common share:
Continuing operations:	$0.13	$0.03	$0.16
Discontinued operations	—	—	—

Net income per common share	$0.13	$0.03	$0.16

Diluted income per common share:
Continuing operations:	$0.13	$0.03	$0.16
Discontinued operations	—	—	—

Net income per common share	$0.13	$0.03	$0.16

Weighted average shares outstanding:
Basic	135,538		135,538
Diluted	138,921		138,921

a)	Non-GAAP cost of sales for the three months ended September 30, 2006 is adjusted for $0.1 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Non-GAAP selling, general and administrative expenses for the three months ended September 30, 2006 are adjusted for $0.4 million of merger-related and other restructuring charges, $0.8 million of integration expense, $1.0 million of integration-related stock-based compensation expense, and $3.5 million of merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Nine Months Ended September 30, 2006

(In thousands, except per share data)

(Unaudited)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$509,625	$—	$509,625
Cost of sales(a)	273,296	(2,163)	271,133

Gross profit	236,329	2,163	238,492
Selling, general and administrative expenses(b)	147,717	(25,825)	121,892
Engineering, research and development expenses	29,235	—	29,235

Operating income	59,377	27,988	87,365
Interest income, net	6,765	—	6,765
Other income, net	2,296	—	2,296

Income before income taxes	68,438	27,988	96,426
Income tax expense	22,585	9,237	31,822
Equity in net earnings of affiliates	(288)	—	(288)

Income from continuing operations	46,141	18,751	64,892
Income from discontinued operations, net of taxes	1,226	—	1,226

Net income	$47,367	$18,751	$66,118

Basic income per common share:
Continuing operations:	$0.34	$0.14	$0.47
Discontinued operations	0.01	—	0.01

Net income per common share	$0.35	$0.14	$0.48

Diluted income per common share:
Continuing operations:	$0.33	$0.13	$0.46
Discontinued operations	0.01	—	0.01

Net income per common share	$0.34	$0.13	$0.47

Weighted average shares outstanding:
Basic	136,624		136,624
Diluted	139,981		139,981

a)	Non-GAAP cost of sales for the nine months ended September 30, 2006 is adjusted for $2.9 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense offset by a $0.7 million gain on the sale of a facility.
b)	Non-GAAP selling, general and administrative expenses for the nine months ended September 30, 2006 are adjusted for $3.8 million of merger-related and other restructuring charges, $7.2 million of integration expense, $4.3 million of integration-related stock-based compensation expense, and $10.5 million of merger-related amortization of intangibles.

Entegris, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash, cash equivalents and short-term investments	$228,517	$274,403
Accounts receivable	130,443	111,058
Inventories	104,816	69,535
Deferred tax assets	26,657	26,078
Other current assets and assets held for sale	9,313	25,290

Total current assets	499,746	506,364

Property, plant and equipment, net	118,906	120,323
Intangible assets	477,962	493,544
Deferred tax asset – non-current	9,982	10,614
Other assets	12,117	12,301

Total assets	$1,118,713	$1,143,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$540	$797
Short-term debt	—	2,290
Accounts payable	23,931	33,585
Accrued liabilities	54,170	59,482
Income tax payable	32,509	15,775

Total current liabilities	111,150	111,929
Long-term debt, less current maturities	3,094	3,383
Other liabilities	16,566	15,015
Shareholders’ equity	987,903	1,012,819

Total liabilities and shareholders’ equity	$1,118,713	$1,143,146

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